EXHIBIT A

                                       ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                                 INCOME STATEMENT
                                                    (UNAUDITED)


                                    Three Months Ended
                                    September 30, 1996

REVENUES
  Gas Sales                                                      $911,336
  Parking Fees                                                      4,369
  Other                                                             3,440
                                                                 --------

Total Revenues                                                    919,145
                                                                 --------


COST OF SALES
  Gas Purchases                                                   889,868
  Transportation Cost                                               7,080
  Wheeling                                                           (296)
                                                                  -------
  Other

Total Cost of Sales                                               896,652
                                                                  -------


Gross Margin                                                       22,493


General & Administrative
 Allocation                                                        11,662
                                                                  -------


Net Income                                                       $ 10,831
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